Exhibit 21.1

SUBSIDIARIES OF JUNIATA VALLEY FINANCIAL CORP.

Name of Subsidiary	State or Jurisdiction of Incorporation	Trade Name (If any)

The Juniata Valley Bank	Pennsylvania	None
Bridge and Main Streets
Mifflintown, PA 17059